UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	April 1, 2013

Berkshire Income Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code	(617) 523-7722

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective as of April 1, 2013, the Registrant's Board of Directors appointed David E. Doherty to serve as Senior Vice President and Principal Financial Officer of Berkshire Income Realty, Inc. (the "Company"). As Principal Financial Officer, Mr. Doherty will be responsible for the accounting, financial reporting and investor servicing of the Company. Mr. Doherty is a Certified Public Accountant and has extensive experience in the oversight of accounting, financial reporting and investor servicing processes for real estate funds. Mr. Doherty is currently Senior Vice President and Chief Accounting Officer of Berkshire Property Advisors, L.L.C. ("BPA"), the Company's advisor.

Christopher M. Nichols, who previously served as Senior Vice President and Principal Financial Officer of the Company, will continue as a member of senior management of BPA as its Chief Compliance Officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date:	April 5, 2013	By:	/s/ David E. Doherty
		Name:	David E. Doherty
		Title:	Senior Vice President and Principal Financial Officer